Thomas J. Rotert, Esq.
                618 Loma Avenue
               Long Beach, CA 90814
                (562) 881-6455



September 16, 2002


CONSENT OF COUNSEL


I HEREBY CONSENT to the inclusion of my name and opinion letter dated September 16, 2002 in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, MGCC Investment Strategies, Inc.

Dated this sixteenth day of September, 2002
Las Vegas, Nevada



/s/ Thomas J. Rotert, Esq.
----------------------------
By Thomas J. Rotert, Esq.